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                                    Filed by iVillage Inc.
[LOGO]
                                    Pursuant to Rule 425 under the Securities
                                    Act of 1933 and deemed to be filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

                                    Subject: Women.com
                                    Networks, Inc.

                                    Commission File No.:
                                    333-56150



FOR IMMEDIATE RELEASE


                   iVILLAGE RECEIVES NASDAQ COMPLIANCE NOTICE


NEW YORK - April 23, 2001-- iVillage Inc. (Nasdaq: IVIL), operator of the iVillage Network, which includes iVillage.com, Lamaze Publishing and the Newborn Channel, today announced that, as expected, it has received a compliance notice from The Nasdaq Stock Market, Inc. in a letter dated April 20, 2001. In this letter, Nasdaq informed iVillage that its common stock had failed to maintain a minimum bid price of $1.00 for 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5).

In accordance with Marketplace Rule 4310(c)(8)(B), iVillage will have until July 19, 2001, or 90 calendar days, to regain compliance with Nasdaq's continued listing requirements. If at any time before July 19, 2001, the closing bid price of iVillage's common stock is at least $1.00 for a minimum of ten consecutive trading days, Nasdaq staff will determine if iVillage then complies with Nasdaq's continued listing requirements. If iVillage is unable to demonstrate compliance with the continued listing requirements on or before July 19, 2001, Nasdaq staff will provide iVillage with written notification that its securities will be delisted. At that time, iVillage may appeal the Nasdaq staff's decision to a Nasdaq Listing Qualifications Panel.

iVillage remains committed to its stockholders and believes that, like many companies in the sector, its stock price does not accurately reflect the value of the company. iVillage's common stock price currently gives the company a valuation lower than the amount of its cash on hand. iVillage believes that the pending acquisition of Women.com, a $20 million investment from The Hearst Corporation and/or Women.com's other stockholders upon completion of the acquisition, and Hearst's commitment to purchase $15-21 million in advertising and production services over three years, subject to the closing of the merger, will strengthen the company's competitive position and increase its attractiveness to new sponsors.

About iVillage Inc.
iVillage is a media company, which operates iVillage.com, Lamaze Publishing and the Newborn Channel. iVillage.com is a leading women's online destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Computing, Diet & Fitness, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Relationships, Shopping, and Work.


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Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and offers features such as e-mail, personal homepages, instant messaging and other community tools.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) iVillage's ability to successfully consummate, integrate and manage its proposed acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

In connection with their proposed merger and related rights offering to stockholders of Women.com Networks, Inc., iVillage Inc. and Women.com have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC"), and a Joint Proxy Statement/Prospectus is included in that Registration Statement. Other materials relating to the merger also will be filed with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Materials filed with the SEC are available electronically, without charge, at an Internet site maintained by the SEC. The address of that site is http://www.sec.gov. In addition, the Joint Proxy Statement/Prospectus filed with the SEC by iVillage will be mailed to iVillage's stockholders and may be obtained without charge upon request to iVillage, attention Carl Fischer, Vice President, Corporate Communications, 212.600.6502.

                                            # # #





CONTACTS:

iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com
---------------------------

The Abernathy MacGregor Group Inc.
Carina Thate
212.371.5999
cct@abmac.com